UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 11, 2020
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Endo International plc
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road
Ballsbridge, Dublin 4,	Ireland	Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code 011-353-1-268-2000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	ENDP	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described in Item 5.07 below, at the 2020 Annual General Meeting of Shareholders (the Annual Meeting) of Endo International plc (the Company), held on June 11, 2020, the Company's shareholders approved the amendment and restatement of the Company's Amended and Restated 2015 Stock Incentive Plan (the Plan). The Plan was amended and restated to increase the authorized number of the Company's ordinary shares, par value $0.0001 per share, that may be issued for awards issuable under the Plan by seven million (7,000,000) shares.
For a description of the terms and conditions of the Plan, as amended and restated, see "Description of Material Features of the Plan" under "Proposal 3: Approval of the Endo International plc Amended and Restated 2015 Stock Incentive Plan" in the proxy statement for the Company's Annual Meeting filed with the Securities and Exchange Commission on April 28, 2020 (the 2020 Proxy), which description is incorporated herein by reference. The foregoing description of the Plan contained herein and in the 2020 Proxy is qualified in its entirety by reference to the full text of the Plan, as amended and restated and approved by shareholders on June 11, 2020, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
(a)    On June 11, 2020, the Company held its Annual Meeting in Dublin, Ireland.
(b)    The matters voted on by shareholders at the Annual Meeting and the results of such voting are set forth below.
1.The proposal to elect, by separate resolutions, the following directors, representing all of the members of the Board of Directors of the Company (the Board), to serve until the next annual general meeting of shareholders or until their death, resignation or removal, if earlier, was approved based upon the following votes:

Nominee	Votes For Approval	Votes Against	Abstentions	Broker Non-Votes
Paul V. Campanelli	162,126,390	1,656,201	118,613	39,112,417
Blaise Coleman	162,850,334	943,168	107,702	39,112,417
Mark G. Barberio	162,803,650	953,934	143,620	39,112,417
Shane M. Cooke	162,400,440	1,361,404	139,360	39,112,417
Nancy J. Hutson, Ph.D.	161,672,256	2,087,217	141,731	39,112,417
Michael Hyatt	154,884,653	8,866,881	149,670	39,112,417
Roger H. Kimmel	156,591,962	7,138,231	171,011	39,112,417
William P. Montague	157,038,668	6,715,759	146,777	39,112,417
2.The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers was approved based upon the following votes:

Votes for approval	108,398,311
Votes against	55,330,183
Abstentions	172,710
Broker non-votes	39,112,417
3.The proposal to approve the Endo International plc Amended and Restated 2015 Stock Incentive Plan was approved based upon the following votes:

Votes for approval	158,869,548
Votes against	4,865,517
Abstentions	166,139
Broker non-votes	39,112,417

4.The proposal to renew the Board's existing authority to issue shares under Irish law was approved based upon the following votes:

Votes for approval	197,306,794
Votes against	5,081,237
Abstentions	625,590
5.The proposal to renew the Board's existing authority to opt-out of statutory pre-emption rights under Irish law was approved based upon the following votes:

Votes for approval	197,296,194
Votes against	4,782,855
Abstentions	934,572
6.The proposal to approve the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020 and the authorization of the Board, acting through the Audit Committee, to determine the independent registered public accounting firm's remuneration was approved based upon the following votes:

Votes for approval	201,802,573
Votes against	821,600
Abstentions	389,448
7.Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof:
None.
(c)    Not applicable.
(d)    Not applicable.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Number	Description
10.1	Endo International plc Amended and Restated 2015 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer
Dated: June 11, 2020